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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Lamar Advertising Company:

     We consent to the use of our report included herein and to the references to our firm under the headings "Selected Consolidated Financial and Operating Data" and "Experts" in the prospectus.

                                     KPMG Peat Marwick LLP

New Orleans, Louisiana

July 11, 1996